OPTION AGREEMENT

THIS OPTION AGREEMENT (the “Agreement”), dated as of January 3, 2008, between the individuals and entities that have executed this Agreement on the signature pages hereto; LipidViro Tech, Inc, 1338 Foothill Blvd, Salt Lake City, Utah 84108, a Utah Corporation (the “Grantee”); and AcquiSci, Inc.,  a New Jersey corporation, 400 4th Avenue, Belmar, NJ  07719 (“the Buyer”).

W I T N E S S E T H:

WHEREAS, the GRANTEE wish to grant an option (the “Option”) to purchase certain technology currently owned by the Grantee, identified and attached as Exhibit A (the “Technology”),  by agreement  identified and attached as Exhibit B (the “Purchase Agreement”) pursuant to the terms and conditions hereof;

NOW, THEREFORE, in consideration for the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Buyer and the Grantee hereby agree as follows:

1.

The Option.

1.1

Grant.  In consideration of $100.00 (one hundred U.S. dollars) paid by Buyer to Grantee, the Grantee hereby grant to the Buyer the Option to purchase the Technology set out in and on terms of the  Purchase Agreement attached hereto as Exhibit A..

2.

Exercise of Option; Ownership.

2.1

Exercise.  The purchase rights represented by the Option may be Exercised by the Buyer at any time, and from time to time, during the period commencing on the date hereof, and continuing for sixty (60) days thereafter (the "Option Period"), as follows;

(a)

The Grantee shall deliver to the Escrow Agent a written notice of its election to Exercise the Option (“Exercise Notice”), together with: (i) stock certificates and any other items identified in the Purchase Agreement as due upon sale of the Technology to Buyer; and (ii) the signed and notarized Purchase Agreement. In order for such Exercise to be effective as of a particular date, the Exercise Notice must be delivered by the Buyer to the Grantee by 5:00 p.m., Mountain Standard Time.

 (b)

The Grantee shall, as soon as practicable after receipt of an Exercise Notice, execute the various public disclosures and schedule and conduct all corporate functions required to effectuate the transfer of title to the technology to Buyer.

2.2

Ownership.  The Grantee shall be deemed the record owner of the Technology as of the close of business after Grantee and Buyer complete the requirements noted in 2.1.

2.3

No Conflict.  The Grantee covenant and agree that they have not and will not, during the Option Period, enter into any contract, understanding or arrangement which conflicts with the terms of this Option.  Grantee further covenants and agrees that it will not offer to sell, negotiate the sale of or enter into any agreement involving the Technology during the Option Period.

3.

Covenants of the Parties.

3.1

Good Faith Effort.  In the event that the Buyer exercises the Option, Grantee agrees to make every good faith effort to execute the functions noted in Section 2.1 to allow rapid and timely transfer of title to the Technology to Buyer. Grantee affirms that the covenants made by it in the Purchase Agreement are true and correct and are hereby made part of this Agreement.

3.2

Purchase.  In the event that the Grantee is purchased during the Option Period the terms and conditions of this Option will remain in full force and effect.

4.

Warranties and Representations of Buyer and Grantee.  The Buyer and Grantee individually and collectively represent and warrant, as follows:

4.1

Authority.  Grantee and Buyer have full power, authority, capacity and legal right to enter into this Agreement and to grant the Option.

4.2

Binding Obligation. This Agreement constitutes the legal, valid and binding obligation, enforceable in accordance with its terms.

4.3

No Conflicts; Governmental Approvals. There are no known statute, regulation, rule, order or judgment, and no provision of any mortgage, indenture, contract or agreement binding upon the Buyer or Grantee, which would prohibit, conflict with, or in any way prevent the execution, delivery or performance of the terms of this Agreement.

4.4

Title to Shares.  All shares Buyer is obligated to provide according to Section 2.1 herein are free and clear of all liens, security interests, charges and encumbrances of every kind and nature (other than those created hereunder or those applicable to resale under federal and state securities laws, rules and regulations); each share of common stock comprising these Shares is fully paid and non-assessable.

5.

Warranties and Representations of the Grantee.  In granting the rights under this Agreement to the Buyer, the Grantee has relied upon certain warranties and representations made by the Buyer as of the date hereof, as follows:

5.1

Investment Experience.  Grantee and Buyer and the decision makers for both have prior investment experience, including investment in non-registered securities such that it is able to evaluate the merits and risks of the purchase of the Option Shares and is able to bear the economic risk it hereby assumes.

5.2

Company Information.  The decision makers for both Grantee and Buyer are “accredited investors” as that term is defined in Rule 144 of the Securities and Exchange Commission, have had extensive exposure to the business plans and prospects of the Company, have been afforded the opportunity to make, and have made, all inquiries as it and its representatives deemed appropriate with respect to the Company’s affairs and prospects and Technology and have reviewed the filings of the Company in the Edgar Archives of the Securities and Exchange Commission that have been filed during the past 12 months.

6.

Miscellaneous.

6.1

Further Assurances.  The parties hereto will, at such time and from time to time on and after the date hereof, execute, acknowledge and deliver all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances that may be reasonably required for the carrying out of the purposes of this Option and the Purchase Agreement.

6.2

Complete Agreement.  This Agreement, and the documents, if any, referred to herein, shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and shall supersede all previous negotiations, commitments, and writings with respect to such subject matter.

6.3

Waiver, Discharge, etc.  This Agreement may not be released, discharged, abandoned, changed or modified in any manner, except by an instrument in writing signed on behalf of both Grantee and Buyer or their authorized representatives.

6.4

Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand or mailed by certified or registered mail (return receipt requested) (i) to the Grantee, at the address first set forth above, and (ii) if to the Buyer, at the address set forth below such party’s name on the signature page hereto, or at such other addresses as may be specified by like notice, and shall be deemed given on the date on which it is so hand-delivered or on the third business date following the date on which it is so mailed.

6.5

Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to the rules of conflict of laws.

6.6

Successors and Assigns.  No party may assign any of its rights, or delegate any of its duties, hereunder without the prior written consent of the other parties hereto.

6.7

Execution in Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other party.

7.  Compensation of Buyer.  The parties acknowledge that the Buyer will be required to expend funds to protect and perfect ownership of the Technology during the Option Period and will be required to incur these expenses prior to Buyer’s exercise of the option set out in this Agreement.  In addition, the parties acknowledge that the Buyer is providing significant additional consideration to the Grantee under the terms of the Purchase Agreement. The Grantee agrees that in the event the Buyer is unable to obtain the transfer of the Technology through no fault of its own, then Grantee agrees to pay to Buyer all of Buyer’s costs, including attorney’s fees incurred in the USPTO filing.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed the day and year first above written.

Grantee:

/s/Kenneth P. Hamik

LipidViro Tech

By:  Kenneth Hamik, President and CEO

Buyer:

/s/Joseph Latino

AcquiSci Inc.

By:  Joseph Latino, CEO

/s/Linda Sharkus

AcquiSci Inc.

By:  Linda Sharkus, President

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